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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                          NEW JERSEY ACQUISITION, INC.
                          ----------------------------

                                      FIRST
                                      -----

                  The name of the Corporation is New Jersey Acquisition, Inc.

                                     SECOND
                                     ------

                  The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

                                      THIRD
                                      -----

                  The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. In connection therewith, the Corporation shall possess and exercise all of the powers and privileges granted by the Delaware General Corporation Law or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                     FOURTH
                                     ------

                  The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of Common Stock, $.0001 par value per share and Twenty Million (20,000,000) shares of Preferred Stock, $.0001 par value per share.

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                                      FIFTH
                                      -----
                  The name and mailing address of the sole incorporator of the Corporation is as follows:

                  NAME                              MAILING ADDRESS
                  ----                              ---------------

                  Christine M. Dziak                24300 Chagrin Boulevard
                                                    Cleveland, Ohio  44122

                                      SIXTH
                                      -----

                  The board of directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation.

                                     SEVENTH
                                     -------

                  Section 203 of the Delaware General Corporation Law shall not apply to any business combination (as defined in Section 203(c)(3) of the Delaware General Corporation Law, as amended from time to time, or in any successor thereto, however denominated) in which the Corporation shall engage.

                                     EIGHTH
                                     ------

                  The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


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                  THE UNDERSIGNED, being the sole incorporator hereinbefore
named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true under penalties of perjury, and accordingly I have hereunto set my hand this 24th day of September, 2003.

                                                /s/Christine M. Dziak
                                                ---------------------
                                                Christine M. Dziak